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                                                                  EXHIBIT 10(m)

                          BATTLE MOUNTAIN GOLD COMPANY
                                333 CLAY STREET
                                   42ND FLOOR
                                 HOUSTON, TEXAS
                                     77002


                                 March 11, 1996


PERSONAL AND CONFIDENTIAL
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HAND DELIVERED
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                            RE: TERMS OF EMPLOYMENT

        We are delighted to confirm that upon the successful completion of the combination involving Battle Mountain Gold Company (the "Company") and Hemlo Gold Mines Inc. (the "Existing Employer") which we expect to close on or about June 30, 1996, the following terms and conditions will apply to your employment with the Company:

1.      Position

        You will be employed as an executive officer in a position to be mutually agreed and will perform such duties and functions as are appropriate for such position.

2.      Place of Employment

        You will be employed in Toronto, Ontario or such other place as the Company and you may mutually agree, conditional upon you being able to legally work in that location. The Company will pay for your moving and other relocation expenses in accordance with the terms of its policy.

3.      Base Salary

        Your annual base salary will be to the maximum extent possible the same as that paid from time to time to other comparable executives of the Company.
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4.      Bonus/Incentive Compensation

        You will be entitled to participate in the Company's bonus/incentive program on the same basis as other comparable executives of the Company.

5.      Benefits

        You will be entitled to participate in the Company's benefit plans generally on the same basis as other comparable executives of the Company.

6.      Credit for Past Service

        The Employee shall receive credit for all past service with the Existing Employer and its affiliates for all purposes of employment with the Company and its affiliates.

7.      Severance Agreement

        The Company and you will immediately following consummation of the Combination enter into a severance agreement (the "Severance Agreement") in a form substantially similar to those entered into with other senior executives of the Company (the "Existing Severance Agreements"). The Employee (unless he receives benefits under the Severance Agreement) shall be paid an amount of severance equal to the amount of severance he would have been entitled to under Ontario law (assuming he had been employed in Ontario and been receiving compensation and benefits pursuant to this Agreement) if within three years of consummation of the combination the Employee (a) is terminated (other than for "cause" as defined in the Existing Severance Agreements) or (b) resigns for "good reason" (as hereinafter defined). Good reason shall mean a breach by the Company of its obligations under this Agreement.

8.      Legal Costs

        The Company will pay all reasonable legal fees and expenses incurred by you in seeking to obtain, enforce or retain any right, benefit or payment provided for in this agreement.

9.      Governing Law

        Notwithstanding your transfer to the U.S., the terms and conditions of your employment will continue to be covered by Ontario law.
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10.     Counterparts

        This agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

        Please confirm your agreement with the above-noted terms by signing and returning the enclosed copy of this letter to me at your earliest convenience.


                                        Yours sincerely,

                                        Battle Mountain Gold Company



                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:


        I have read, understand and agree to the above-noted terms after having been given a reasonable opportunity to seek independent legal advice regarding them.

Date: March 11, 1996.



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Witness                                    [Employee]